UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, Darden Restaurants, Inc. (the “Company”) appointed John W. Madonna as Senior Vice President, Corporate Controller effective January 4, 2016 (the “Effective Date”). In this role, Mr. Madonna has been designated as the principal accounting officer of the Company as of the Effective Date. Mr. Madonna joined the Company in 2005 and over the past five years has held roles of increasing responsibility in the Corporate Reporting and Accounting areas, most recently as Senior Vice President, Accounting. Mr. Madonna is 39 years old.
In connection with his appointment, Mr. Madonna will receive an approximately 15% increase in his current annual base salary, an increase in his target annual cash bonus opportunity to 50% of his annual base salary, and he will be eligible to receive a customary annual equity grant in the form of a combination of stock options and performance-based restricted stock units. In addition, the Company expects to enter into its standard form of Change in Control Agreement with Mr. Madonna on or about the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Date: December 18, 2015		Senior Vice President, Chief Financial Officer